EXHIBIT 99.1
GoPro Announces Second Quarter 2021 Results
Revenue up 86% Year-over-Year to $250 Million
GoPro.com Revenue up 48% Year-over-Year to $88 Million
GoPro Subscribers up 211% Year-over-Year to 1,160,000
Profitable on a GAAP and non-GAAP Basis of $0.10 and $0.12 per Share
SAN MATEO, Calif., August 5, 2021 - GoPro, Inc. (NASDAQ: GPRO) today announced financial results for its second quarter ended June 30, 2021 and posted management commentary on its investor relations website at https://investor.gopro.com.

“GoPro's subscription-centric strategy delivered a stellar Q2 with improved margins and 86% year-over-year revenue growth,” said Nicholas Woodman, GoPro’s founder and CEO. “As a result of this better-than expected momentum, we are increasing our revenue, margin and earnings outlook for the second half and 2021, which is detailed in the management commentary posted on our investor relations website.”

“In Q2, strong execution further revealed the benefits of the strategic shifts we’ve made in our business to a more direct-to-consumer, subscription-centric model,” said Brian McGee, GoPro’s CFO and COO. “We believe the changes to our business will continue to result in a more predictable and profitable GoPro.”

GoPro Q2 2021 Financial Results
•Revenue for Q2 2021 was $250 million, compared to $134 million in Q2 2020, up 86% year-over-year.
•GAAP and non-GAAP gross margin for Q2 2021 was 39.8% and 40.1%, respectively, up 950 and 850 basis points, respectively, year-over-year.
•Q2 2021 GAAP net income was $17 million, or $0.10 per share, compared to a net loss of $51 million or ($0.34) per share in Q2 2020. Non-GAAP net income was $20 million, or $0.12 per share, compared to a net loss of $30 million, or ($0.20) per share in Q2 2020. Q2 2021 marked the fourth consecutive quarter of non-GAAP profitability.
•Q2 2021 GAAP and non-GAAP operating expenses were $90 million and $79 million, respectively, compared to operating expenses in Q2 2020 of $86 million and $69 million, respectively.
•Adjusted EBITDA for Q2 2021 was positive $25 million, or 10% of revenue, as compared to negative $22 million in the same period a year ago.
Recent GoPro Highlights
•Closed Q2 with 1,160,000 GoPro subscribers, up 23% sequentially and 211% year-over-year.
•GoPro.com revenue increased 48% year-over-year to $88 million in Q2 2021, or 35% of total revenue.
•Camera unit sell-through was approximately 820,000 units in Q2 2021, up more than 10% year-over-year.
•Cameras with retail prices at or above $300 represented 94% of Q2 2021 camera revenue.
•Q2 2021 Street ASP increased 15% year-over-year to $345.
•Channel Inventory decreased 15% sequentially and 35% year-over-year to below 500,000 units.
•In June 2021, we announced Open GoPro, an open API initiative that makes it easy for third-party developers to integrate HERO9 Black into their own development efforts, potentially expanding our TAM.
•In July 2021, GoPro released its first Outdoor CEO Diversity Pledge Report.

Results Summary:

	Three months ended June 30,
($ in thousands, except per share amounts)	2021	2020	% Change
Revenue	$249,586	$134,246	85.9%
Gross margin
GAAP	39.8%	30.3%	950 bps
Non-GAAP	40.1%	31.6%	850 bps
Operating income (loss)
GAAP	$9,502	$(44,914)	121.2%
Non-GAAP	$20,724	$(26,663)	177.7%
Net income (loss)
GAAP	$16,952	$(50,975)	133.3%
Non-GAAP	$19,862	$(29,721)	166.8%
Diluted net income (loss) per share
GAAP	$0.10	$(0.34)	129.4%
Non-GAAP	$0.12	$(0.20)	160.0%
Adjusted EBITDA	$25,065	$(22,367)	212.1%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please dial toll free (888) 220-8451 or (646) 828-8193, access code 6973840, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
For more information, visit www.gopro.com. Members of the press can access official brand and product images, logos and reviewer guides by visiting GoPro’s press portal. GoPro users can submit their photos, raw video clips and edits to GoPro Awards for a chance to be featured on GoPro’s social channels and receive gear and cash awards. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, and GoPro’s blog The Inside Line.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, GoPro’s investor relations website and blog, The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, non-cash interest expense, gain on sale and license of intellectual property and the tax impact of these items. When planning, forecasting and analyzing gross margin, operating expenses, other income (expense), tax expense, net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include but are not limited to planned growth and expansion of our total addressable market through new products and subscription services; increased profitability in 2021 and beyond; overall consumer demand, and the impact of the COVID-19 pandemic on our business. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are our ability to achieve revenue growth or profitability in the future, and if revenue growth or profitability is achieved, we may not be able to sustain it; our ability to effectively grow our direct-to-consumer and subscription business; the risk that our sales fall below our forecasts, especially during the holiday season; the risk we fail to manage our operating expenses effectively, and may result in our financial performance suffering the fact that our plan to profitability depends in part on further penetrating our total addressable market, and we may not be successful in doing so; the fact that sales of our cameras, mounts and accessories for substantially all of our revenue, and any decrease in the sales or change in sales mix of these products could harm our business; the risk that growing our direct-to-consumer and subscription business while reducing our reliance on our other sales channels could impact profitability; the impact of the COVID-19 pandemic and its effect on the United States and global economies and our business in particular; any inability to successfully manage product introductions, product transitions, product pricing and marketing; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced; our transition away from some distributors and retailers; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products which may be impacted due to supply shortages, long lead times for components, and supply changes, any of which could disrupt our supply chain and may increase our costs; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, as well as fluctuations in currency exchange rates, may adversely affect consumer discretionary spending; any changes to trade agreements, trade policies, tariffs, and import/export regulations; the effects of the highly competitive market in which we operate, including new market entrants; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; the risk that the e-commerce technology systems that give consumers the ability to shop online do not function effectively; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the Securities and Exchange Commission (SEC), and as updated in future filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue	$249,586	$134,246	$453,266	$253,646
Cost of revenue	150,304	93,554	275,288	174,527
Gross profit	99,282	40,692	177,978	79,119

Operating expenses:
Research and development	37,800	34,558	70,230	66,839
Sales and marketing	35,670	34,965	71,460	78,467
General and administrative	16,310	16,083	30,298	34,841
Total operating expenses	89,780	85,606	171,988	180,147
Operating income (loss)	9,502	(44,914)	5,990	(101,028)
Other income (expense):
Interest expense	(5,532)	(4,671)	(11,412)	(9,514)
Other income (expense), net	1,312	(321)	1,755	(493)
Total other expense, net	(4,220)	(4,992)	(9,657)	(10,007)
Income (loss) before income taxes	5,282	(49,906)	(3,667)	(111,035)
Income tax expense (benefit)	(11,670)	1,069	(10,451)	3,468
Net income (loss)	$16,952	$(50,975)	$6,784	$(114,503)

Net income (loss) per share:
Basic	$0.11	$(0.34)	$0.04	$(0.77)
Diluted	$0.10	$(0.34)	$0.04	$(0.77)

Shares used to compute net income (loss) per share:
Basic	153,634	148,497	152,911	148,028
Diluted	164,857	148,497	162,455	148,028

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$285,806	$325,654
Restricted cash	—	2,000
Marketable securities	32,889	—
Accounts receivable, net	96,471	107,244
Inventory	106,751	97,914
Prepaid expenses and other current assets	28,763	23,872
Total current assets	550,680	556,684
Property and equipment, net	20,519	23,711
Operating lease right-of-use assets	29,114	31,560
Intangible assets, net and goodwill	146,662	147,673
Other long-term assets	10,969	11,771
Total assets	$757,944	$771,399

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$86,076	$111,399
Accrued expenses and other current liabilities	108,018	113,776
Short-term operating lease liabilities	9,126	9,369
Deferred revenue	32,631	28,149
Short-term debt	118,087	—
Total current liabilities	353,938	262,693
Long-term debt	107,680	218,172
Long-term operating lease liabilities	47,609	51,986
Other long-term liabilities	10,552	22,530
Total liabilities	519,779	555,381

Stockholders’ equity:
Common stock and additional paid-in capital	995,510	980,147
Treasury stock, at cost	(113,613)	(113,613)
Accumulated deficit	(643,732)	(650,516)
Total stockholders’ equity	238,165	216,018
Total liabilities and stockholders’ equity	$757,944	$771,399

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
Operating activities:
Net income (loss)	$16,952	$(50,975)	$6,784	$(114,503)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,694	4,710	6,228	10,693
Non-cash operating lease cost	1,526	2,123	2,446	4,158
Stock-based compensation	10,029	5,876	18,898	13,513
Deferred income taxes	(7)	47	(9)	53
Non-cash restructuring charges	—	3,299	(99)	3,299
Non-cash interest expense	3,512	2,477	6,945	4,850
Other	(943)	527	(831)	1,199
Net changes in operating assets and liabilities	(10,589)	(11,828)	(42,680)	(35,290)
Net cash provided by (used in) operating activities	23,174	(43,744)	(2,318)	(112,028)

Investing activities:
Purchases of property and equipment, net	(950)	(1,368)	(2,018)	(2,163)
Purchases of marketable securities	(32,890)	—	(32,890)	—
Maturities of marketable securities	—	7,500	—	14,830
Asset acquisition	—	—	—	(438)
Net cash provided by (used in) investing activities	(33,840)	6,132	(34,908)	12,229

Financing activities:
Proceeds from issuance of common stock	1,202	22	4,200	1,909
Taxes paid related to net share settlement of equity awards	(1,729)	(351)	(7,975)	(2,354)
Proceeds from borrowings	—	—	—	30,000
Net cash provided by (used in) financing activities	(527)	(329)	(3,775)	29,555
Effect of exchange rate changes on cash, cash equivalents and restricted cash	245	185	(847)	(378)
Net change in cash, cash equivalents and restricted cash	(10,948)	(37,756)	(41,848)	(70,622)
Cash, cash equivalents and restricted cash at beginning of period	296,754	117,435	327,654	150,301
Cash, cash equivalents and restricted cash at end of period	$285,806	$79,679	$285,806	$79,679

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect tax payments that reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, facilities consolidation charges recorded in connection with restructuring actions announced in the fourth quarter of 2016, first quarter of 2017, first quarter of 2018 and second quarter of 2020, including right-of-use asset impairment charges, and the related ongoing operating lease cost of those facilities recorded under Accounting Standards Codification 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) exclude the loss on extinguishment of debt because it is not reflective of ongoing operating results in the period, and such losses vary in the frequency and amount;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation;
•non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017 and November 2020, we are required to recognize non-cash interest expense, such as the amortization of debt discounts, in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;
•non-GAAP net income (loss) includes income tax adjustments. We utilize a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
GAAP net income (loss)	$16,952	$(50,975)	$6,784	$(114,503)
Stock-based compensation:
Cost of revenue	508	332	937	835
Research and development	4,615	3,063	8,751	6,085
Sales and marketing	2,153	789	4,018	2,506
General and administrative	2,753	1,692	5,192	4,087
Total stock-based compensation	10,029	5,876	18,898	13,513

Acquisition-related costs:
Cost of revenue	288	1,024	1,011	2,911
Total acquisition-related costs	288	1,024	1,011	2,911

Restructuring and other costs:
Cost of revenue	49	336	99	332
Research and development	432	2,524	873	2,500
Sales and marketing	279	7,234	478	7,215
General and administrative	145	1,257	288	1,240
Total restructuring and other costs	905	11,351	1,738	11,287

Non-cash interest expense	3,512	2,477	6,945	4,850
Income tax adjustments	(11,824)	526	(10,679)	2,608
Non-GAAP net income (loss)	$19,862	$(29,721)	$24,697	$(79,334)

GAAP shares for diluted net income (loss) per share	164,857	148,497	162,455	148,028
Non-GAAP shares for diluted net income (loss) per share	164,857	148,497	162,455	148,028

GAAP diluted net income (loss) per share	$0.10	$(0.34)	$0.04	$(0.77)
Non-GAAP diluted net income (loss) per share	$0.12	$(0.20)	$0.15	$(0.54)

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands)	2021	2020	2021	2020
GAAP gross profit as a % of revenue	39.8%	30.3%	39.3%	31.2%
Stock-based compensation	0.2	0.2	0.2	0.3
Acquisition-related costs	0.1	0.8	0.2	1.2
Restructuring and other costs	—	0.3	—	0.1
Non-GAAP gross profit as a % of revenue	40.1%	31.6%	39.7%	32.8%

GAAP operating expenses	$89,780	$85,606	$171,988	$180,147
Stock-based compensation	(9,521)	(5,544)	(17,961)	(12,678)
Restructuring and other costs	(856)	(11,015)	(1,639)	(10,955)
Non-GAAP operating expenses	$79,403	$69,047	$152,388	$156,514

GAAP operating income (loss)	$9,502	$(44,914)	$5,990	$(101,028)
Stock-based compensation	10,029	5,876	18,898	13,513
Acquisition-related costs	288	1,024	1,011	2,911
Restructuring and other costs	905	11,351	1,738	11,287
Non-GAAP operating income (loss)	$20,724	$(26,663)	$27,637	$(73,317)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
GAAP net income (loss)	$16,952	$(50,975)	$6,784	$(114,503)
Income tax expense	(11,670)	1,069	(10,451)	3,468
Interest expense, net	5,484	4,629	11,280	9,310
Depreciation and amortization	2,694	4,711	6,228	10,693
POP display amortization	671	972	1,308	2,509
Stock-based compensation	10,029	5,876	18,898	13,513
Restructuring and other costs	905	11,351	1,738	11,287
Adjusted EBITDA	$25,065	$(22,367)	$35,785	$(63,723)

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